Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Fourth Quarter and Record Full Year 2020 Earnings

Scranton, PA, February 1, 2021/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and twelve months ended December 31, 2020. Peoples reported net income of $8.2 million, or $1.13 per diluted share for the three months ended December 31, 2020, a 62.6% increase when compared to $5.0 million, or $0.68 per share for the comparable period of 2019. The increase in earnings over the year ago period is a result of a  $2.9 million decrease to the provision for loan losses, a $0.9 million increase to noninterest income, and a $0.6 million increase to pre-provision net interest income, offset by higher noninterest expenses of $1.1 million and a higher income tax provision of $0.9 million.

Net income for the twelve months ended December 31, 2020, totaled $29.4 million or $4.00 per diluted share, a 14.1% increase when compared to $25.7 million or $3.47 per diluted share for 2019. The increase in earnings in the 2020 twelve month period is the result of higher pre-provision net interest income of $4.3 million due primarily to lower funding costs, higher noninterest income of $1.5 million and lower noninterest expense of $0.7 million, partially offset by a $1.3 million increase to the provision for loan losses and a $1.7 million increase to the income tax provision.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude gains or losses from our investment securities portfolio, for the three months ended December 31, totaled $8.0 million and $4.9 million in 2020 and 2019, respectively. Core net income per share for the three months ended December 31, 2020 was $1.10, a 61.6% increase from $0.67 reported for the same period in 2019. Core net income in the 2020 fourth quarter excludes a pre-tax $194 thousand gain on the sale of a mortgage-backed security and a $74 thousand realized gain on the sale of an equity investment.  Core net income for 2019 excludes a $126 thousand unrealized gain on our equity investment portfolio.

Core net income for the twelve months ended December 31, 2020 was $28.6 million or $3.90 per diluted share, an 11.8% increase when compared to $25.6 million or $3.46 per diluted share for the same period of 2019. Core net income for the current period excludes a pre-tax gain of $918 thousand on the sale of debt securities and a $6 thousand loss on our equity investment portfolio. 2019 core net income was impacted by a pre-tax gain of $23 thousand on the sale of debt securities and a $132 thousand unrealized gain on our equity investment securities portfolio.

NOTABLES

●	Record full year 2020 net income of $29.4 million or $4.00 per diluted share.
●	Loans, net growth of $239.7 million since December 31, 2019, including $189.7 million of Paycheck Protection Program ("PPP") commercial loans at December 31, 2020. Excluding PPP loans, loans increased $50.0 million or 2.6% since December 31, 2019.
●	Loans in deferral at December 31, 2020 totaled $6.1 million or 0.3% of total outstanding loan balances, excluding PPP loans. At September 30, 2020 loans in deferral totaled $51.0 million or 2.6% of outstanding loans, and at June 30, 2020 loans in deferral totaled $330.1 million or 16.7% of total outstanding loan balances, excluding PPP loans.
●	Deposits grew $465.6 million or 23.6% for the twelve months ended December 31, 2020 and grew $80.2 million during the three months ended December 31, 2020.

●	Efficiency ratio improved to 56.3% for the twelve months ended December 31, 2020, compared to 59.6% in the year ago period.
●	Book value per share improved to $43.92 at December 31, 2020 from $40.47 at December 31, 2019, and from $43.30 at September 30, 2020.
●	Tangible book value per share, a non-GAAP measure, increased to $35.00 at December 31, 2020 from $31.68 at December 31, 2019, and increased 1.7% from $34.40 at September 30, 2020.
●	The ratio of the allowance for loan losses to total loans was 1.26% and 1.17% at December 31, 2020 and December 31, 2019, respectively. Excluding PPP loans that do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.38% at December 31, 2020.
●	Dividends declared for the twelve months ended December 31, 2020 amounted to $1.44 per share, a 5.1% increase from 2019, representing a dividend payout ratio of 36.0%.
●	The Company repurchased 181,600 shares, or 2.5% of its shares outstanding, during 2020 under its previously announced share repurchase program.
●	Opened a new community banking branch in Doylestown, Bucks County, Pennsylvania during the first quarter of 2020.

 INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three months ended December 31, 2020 was 3.00%, a decrease of 52 basis points when compared to 3.52% for the same period in 2019.  Our tax equivalent net interest margin for the twelve months ended December 31, 2020 was 3.25%, a decrease of 33 basis points when compare to 3.58% for the twelve month period in 2019. The tax-equivalent yield on interest-earning assets decreased 81 basis points to 3.49% during the three months ended December 31, 2020 from 4.30% during the year ago period.  For the twelve months ended December 31, 2020, the tax-equivalent yield on interest-earning assets decreased 59 basis points to 3.82% from 4.41% during the corresponding period of 2019. The decrease in yield is due to lower market rates the result of the Federal Open Market Committee ("FOMC") cutting the federal funds rate by 75 basis points during the second half of 2019, and aggressive actions to cut rates 150 basis points in the first three months of 2020. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. At the same time, we experienced lower interest-bearing liability costs due to lower market rates, partially offset, however by the additional interest expense on subordinated debt we issued during the second quarter of 2020. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 39 basis points to 0.67% for the three months ended December 31, 2020 when compared to 1.06% during the year ago period.  For the twelve months ended December 31, 2020 our average rate paid on total interest-bearing liabilities was 0.79% a decrease of 33 basis points when compared to 1.12% for the same period in 2019.

Fourth Quarter 2020 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income for the three months ended December 31, increased $0.5 million or 2.5% to $20.1 million in 2020 from $19.6 million in 2019. The increase in tax equivalent net interest income was largely due to lower interest expense of $1.1 million, as continued focus has been on lowering deposit and borrowing costs in the current and expected low market rate environment. Partially offsetting the lower interest expense, was lower interest income of $0.6 due to a negative rate variance, as asset yields continued to reprice lower. The increase to total average earning assets of $454.4 million partially offset the lower yields. PPP loans averaged $211.1 million in the three-month period ended December 31, 2020 with interest and fees totaling $1.7 million. The tax-equivalent yield on the loan portfolio decreased to 3.97% for the three months ended December 31, 2020, compared to 4.62% for the comparable period in 2019 due to lower market rates and the lower yield earned on PPP loans which carry a 1.00% interest rate. Loans, net averaged $2.2 billion for the three months ended December 31, 2020 and $1.9 billion for the comparable period in 2019. For the three months ended December 31, the tax-equivalent yield on total investments decreased to 2.25% in 2020 from 2.42% in 2019. Average investments totaled $269.7 million in 2020 and $298.3 million in 2019. Average interest-bearing liabilities increased $302.5 million for the three months ended December 31, 2020, compared to the corresponding period last year due to higher customer savings rates, strong organic deposit growth of new customer relationships and the issuance of subordinated debt.

For the three months ended December 31, 2020, the provision for loan losses decreased $2.9 million to $1.1 million from $4.0 million in the year ago period which experienced a high level of charge-offs related to commercial loans and specifically to a pool of small business lines of credit.

Noninterest income for the three months ended December 31, 2020 was $4.7 million compared with $3.9 million for the year ago period, an increase of $0.8 million, or 22.3%. The increased noninterest income in the current period was driven by higher mortgage banking revenue of $0.5 million due to increased refinance activity from low market rates which resulted in a higher volume of loans sold into the secondary market, and proceeds of $0.6 million from death benefits on bank owned life insurance (BOLI) policies included in the service charges, fees category.  Partially, offsetting the increases were lower fee income of $0.3 million generated in the current period from commercial loan interest rate swap transactions.

Noninterest expense increased $0.4 million or 2.6% to $14.0 million for the three months ended December 31, 2020, from $13.6 million for the three months ended December 31, 2019. Salaries and employee benefits decreased $0.3 million or 3.7% due to lower salaries and benefits from fewer full-time equivalent employees. Occupancy and equipment expenses were higher by $0.5 million due to investments in information technology related to computer software and mobile/digital banking solutions in the current period. FDIC insurance was $0.2 million higher in the current period primarily attributed to the receipt of a credit in 2019 related to the Deposit Insurance Fund's (DIF) minimum reserve ratio assessment.

Net Income Full Year Results

Tax-equivalent net interest income for the twelve months ended December 31, increased $3.9 million or 5.1% to $81.1 million in 2020 from $77.2 million in 2019. The increase in tax equivalent net interest income was due to lower interest expense of $3.5 million, resulting from lower funding costs, and higher interest income due primarily to a $257.5 million increase in average loans for the twelve months ended December 31, 2020 when compared to the same period in 2019. PPP loans averaged $148.3 million in the twelve-month period ended December 31, 2020 with interest and fees totaling $4.1 million. The tax-equivalent yield on the loan portfolio decreased to 4.16% for the twelve months ended December 31, 2020, compared to 4.71% for the comparable period in 2019 due to lower market rates and the lower yield earned on PPP loans which carry a 1.00% interest rate. Loans, net averaged $2.1 billion for the twelve months ended December 31, 2020 and $1.9 billion for the comparable period in 2019. For the twelve months ended December 31, the tax-equivalent yield on total investments decreased to 2.36% in 2020 from 2.47% in 2019. Average investments totaled $292.7 million in 2020 and $279.4 million in 2019. Average interest-bearing liabilities increased $204.4 million for the twelve months ended December 31, 2020, compared to the corresponding period last year due to higher customer savings rates, strong organic growth of new customer relationships and the issuance of subordinated debt.

The provision for loan losses totaled $7.4 million for the twelve months ended December 31, 2020 and $6.1 million for the comparable period of 2019. The increase to the provision for the twelve months ended December 31, 2020, results from the application of our loan losses methodology which includes monitoring of our asset quality and the general economic environment to assure the allowance for loan losses is adequate to cover estimated credit losses in the loan portfolio. Changes made during the first six months of 2020 to the qualitative factors, which related to economic decline resulting from the adverse impact of the COVID-19 crisis, was the primary reason for the higher provision.

Noninterest income for the twelve months ended December 31, 2020 was $16.6 million compared with $15.1 million for the year ago period, an increase of $1.5 million, or 10.1%. The increased noninterest income in the current period was driven by higher mortgage banking revenue of $1.0 million due to increased refinance activity from low market rates which resulted in a higher volume of loans sold into the secondary market, an increase of $0.9 million in net gains on the sale of investment securities, proceeds of $0.6 million from death benefits on BOLI policies, and higher fee income of $0.5 million generated from commercial loan interest rate swap transactions. Partially, offsetting the increases were lower service charges on consumer and commercial deposit accounts of $0.8 million, and lower wealth management and merchant revenue due to a reduction in volumes related to COVID-19.

Noninterest expense for the twelve months ended December 31, 2020 was $54.8 million, a $0.8 million or 1.4% decrease from $55.6 million during the year ago period.  The decrease was due to lower salaries and employee benefits in the current period of $1.2 million or 3.9% due to an increase to deferred loan origination cost benefit of $1.6 million related to the origination of PPP loans during the three months ended June 30, 2020, and lower other expenses of $0.3 million related to lower advertising expenses and bank travel and entertainment expenses due to COVID-19.  Partially offsetting the decreases, were increases to occupancy and equipment expenses of $0.9 million from investments in information technology related to computer software and mobile/digital banking solutions.

 BALANCE SHEET REVIEW

At December 31, 2020, total assets, loans and deposits were $2.9 billion, $2.2 billion and $2.4 billion, respectively. Loans, net increased $239.8 million from December 31, 2019. The growth in loans was primarily in commercial and industrial loans resulting from our participation in the SBA's administered PPP, and to a lesser extent in commercial real estate loans. Since the establishment of the PPP during the second quarter of 2020 we originated $217.5 million in PPP loans, the majority of which were to existing customers and had initial terms of twenty-four months. Customers have started applying for forgiveness of these loans to the SBA, and through December 31, 2020, $27.8 million has been approved and forgiven. We expect a significant decline in these loan balances during the first six months of 2021 as our commercial customers are expected to continue to apply for and receive full or partial forgiveness of their loans under the PPP program. Total deposits increased $465.6 million or 23.6% from December 31, 2019 due to organic growth of customer relationships throughout all our markets, higher customer savings rates, and PPP loan proceeds retained coupled with additional deposits by our commercial borrowers. Non-interest bearing deposits increased $159.2 million or 34.4% and interest-bearing deposits increased $306.4 million or 20.3% during the twelve months ended December 31, 2020. Total investments were $303.3 million at December 31, 2020, including $296.0 million securities classified as available-for-sale and $7.2 million classified as held-to-maturity.

During June 2020, we issued $33.0 million aggregate principal amount of subordinated notes due 2030 (the "2020 Notes"), to accredited investors in a private placement.  The 2020 Notes are intended to be treated as Tier 2 capital for regulatory capital purposes.  The 2020 Notes bear interest at a rate of 5.375% per year for the first five years and then will float based on a benchmark rate, provided that the interest rate applicable to the outstanding principal balance during the period the 2020 Notes are floating will at no time be less than 4.75%.

Stockholders' equity equaled $316.9 million or $43.92 per share at December 31, 2020, and $299.0 million or $40.47 per share at December 31, 2019. Tangible stockholders' equity improved to $35.00 per share at December 31, 2020, from $31.68 per share at December 31, 2019. Dividends declared for the twelve months ended December 31, 2020 amounted to $1.44 per share, a 5.1% increase from 2019, representing a dividend payout ratio of 36.0%.

ASSET QUALITY REVIEW

Nonperforming assets were $10.5 million or 0.48% of loans, net and foreclosed assets at December 31, 2020, compared to $10.5 million or 0.54% of loans, net and foreclosed assets at December 31, 2019, and $11.4 million or 0.52% of loans, net and foreclosed assets at September 30, 2020. The decrease in non-performing assets from the linked quarter was mainly due to the partial charge-off of a non-accrual commercial loan which was paid-off in January 2021, and payments received on other non-performing loans.  Our allowance for loan losses increased $4.7 million or 20.6% in 2020, due largely to the adjustment during the first six months of 2020 of qualitative factors in our allowance for loan losses methodology, which reflected economic decline due to COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $27.3 million or 1.26% of loans, net at December 31, 2020 compared to $22.7 million or 1.17% of loans, net, at December 31, 2019. Excluding PPP loans that do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.38% at December 31, 2020. Loans charged-off, net of recoveries, for the twelve months ended December 31, 2020, equaled $2.7 million or 0.13% of average loans, compared to $4.8 million or 0.26% of average loans for the comparable period last year.  The decrease in charge-offs was due to higher commercial loan charge-offs, including $2.3 million of small business lines of credit originated in our Greater Delaware Valley market, in the year ago period.

Impact of COVID-19

Operationally, as COVID-19 events unfold, our continued priority is the health and safety of our customers and employees.  Our management team continues to modify and enhance strategies and protocols intended to protect our workforce and customers, maintain services for customers, assure the functional continuity of our operating systems, controls and processes, and mitigate financial risks posed by changing market conditions. We have followed the recommendations of our state governments as to conducting business and have maintained safety protocols.  Currently we have found it necessary to temporarily limit our branch locations to drive-up services, with lobby access available by appointment only.

From a lending perspective, organic loan growth, with the exception of PPP loans, slowed during 2020 as we focused on managing our existing portfolio. We have participated in the Coronavirus Aid, Relief and Economic Security Act ("CARES Act"), Paycheck Protection Program, a $350 billion specialized low-interest loan program funded by the

U.S. Treasury Department and administered by the U.S. Small Business Administration. The PPP provides borrower guarantees for lenders, as well as loan forgiveness incentives for borrowers that utilize the loan proceeds to cover employee compensation-related business operating costs. Our loan officers guided our commercial customers through the application process and now are guiding them through the forgiveness process. During 2020, we had approved 1,450 PPP loans totaling $217.5 million. Substantially all of the loans were made to existing customers, funded under the two year PPP loan program, and the loan proceeds initially were deposited with our institution. At origination, loan fee income totaled $7.0 million and is being earned primarily over the 24-month duration of the loans as a part of the loan yield. PPP loan forgiveness commenced during the fourth quarter of 2020 with $27.8 million being received.  We expect the majority of the remaining $189.7 million to be forgiven during 2021.  At December 31, 2020, $4.0 million of fees remain to be earned in future periods and may be accelerated based on the timing of forgiveness of PPP loans by the SBA.  In addition, the Company is participating in the 2021 second round of PPP lending and has received approval by the SBA on 273 applications totaling $46.2 million.  The loans are expected to close during January and February.

From a credit risk perspective, we have taken actions to identify and assess our COVID-19 related credit exposures based on asset class and borrower type. From the onset of the crisis, we worked to proactively monitor our loan portfolio by contacting many of our borrowers to evaluate the impact of the pandemic on them, their businesses and the underlying collateral for our loans. The Company implemented a customer payment deferral program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19 related challenges. For borrowers who received a loan payment deferral we are working with the borrowers to evaluate the potential for further deterioration of credit quality at the end of the deferral period. We evaluated our commercial loan and commercial real estate loan portfolios to identify those loans in industries that are most at risk or where other information indicates the borrower may be significantly impacted by the effects of COVID-19. The Company granted payment deferral requests for up to six months to a total of 481 commercial loans with outstanding loan balances of $306.9 million and to 505 consumer loans with outstanding balances of $23.3 million. At December 31, 2020, the majority of loans are no longer in deferral as borrowers have begun to make their regular payments.  Outstanding loan balances remaining in deferral at December 31, 2020 totaled $6.1 million, a decrease of $324.0 million from the $330.1 million in deferral at June 30, 2020.  As a percentage of total loan balances, excluding PPP loans, loans in deferral represented 0.6% of loans outstanding at December 31, 2020 compared to 16.7% of loans outstanding at June 30, 2020.  At December 31, 2020, commercial loan balances remaining in deferral total $5.8 million while consumer loans total $0.3 million. Loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act. Pursuant to the CARES Act, loan deferrals are not included in our nonperforming loans disclosed above. Loans in deferral status will continue to accrue interest during the deferral period unless otherwise classified as nonperforming.

Our Asset Liability Management Committee meets to review our capital adequacy and liquidity contingency funding plan due to the high degree of uncertainty around the magnitude and duration of the economic impact of the COVID-19 pandemic. The Company's capital planning and capital management activities, coupled with its historically strong earnings performance and prudent dividend practices, have allowed us to build strong capital reserves. Because of the uncertain economic impact of COVID-19, however, during the second quarter of 2020 the Company issued $33.0 million aggregate principal amount 5.375% fixed-to-floating rate subordinated notes due June 2030.  The notes are intended to qualify as Tier 2 capital for regulatory purposes. At December 31, 2020, all of the Company's regulatory capital ratios exceeded all well-capitalized thresholds.

Additionally, the Company's liquidity position remains strong. At December 31, 2020, the Company's cash and due from banks balances, which include federal funds sold, were $228.2 million and we maintained $156.6 million of availability at the Federal Reserve Bank's discount window.  We may also utilize the Federal Reserve's Paycheck Protection Program Liquidity Facility ("PPPLF") by pledging the PPP loans as collateral; at December 31, 2020, $189.7 million would be available to borrow for a term equal to the maturity date of the loans pledged.  The Company also maintains an available-for-sale investment securities portfolio, comprised primarily of highly liquid U.S.Treasury and U.S. agency securities, highly-rated municipal securities and U.S. agency-backed mortgage backed securities. This portfolio serves as a ready source of liquidity and capital. At December 31, 2020, the Company's available-for-sale investment securities portfolio totaled $296.0 million, $233.4 million of which was unencumbered. Net unrealized gains on the portfolio were $9.7 million. The Bank's unused borrowing capacity at the Federal Home Loan Bank of Pittsburgh at December 31, 2020 was $523.6 million.

The COVID-19 crisis is expected to continue to impact the Company's financial results, as well as demand for its products and services during 2021 and potentially beyond. The short and long-term implications of the COVID-19 crisis, and related monetary and fiscal stimulus measures, on our future revenues, earnings results, allowance for loan losses, capital reserves, and liquidity are uncertain at this time.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the unfolding COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2020	2020	2020	2020	2019
Key performance data:
Share and per share amounts:
Net income	$1.13	$1.14	$1.03	$0.72	$0.68
Core net income (1)	$1.10	$1.09	$1.03	$0.70	$0.67
Cash dividends declared	$0.36	$0.36	$0.36	$0.36	$0.35
Book value	$43.92	$43.30	$42.55	$41.68	$40.47
Tangible book value (1)	$35.00	$34.40	$33.74	$32.86	$31.68
Market value:
High	$40.40	$39.38	$39.40	$50.10	$53.43
Low	$34.47	$32.51	$30.24	$35.60	$44.46
Closing	$36.76	$34.76	$38.19	$39.74	$50.35
Market capitalization	$265,231	$251,743	$280,042	$291,820	$372,010
Common shares outstanding	7,215,202	7,242,326	7,332,856	7,343,240	7,388,480
Selected ratios:
Return on average stockholders’ equity	10.32%	10.58%	9.87%	7.05%	6.69%
Core return on average stockholders’ equity (1)	10.05%	10.12%	9.83%	6.90%	6.55%
Return on average tangible stockholders’ equity	12.96%	13.34%	12.49%	8.99%	8.55%
Core return on average tangible stockholders’ equity (1)	12.62%	12.76%	12.44%	8.79%	8.38%
Return on average assets	1.13%	1.21%	1.13%	0.86%	0.83%
Core return on average assets (1)	1.10%	1.16%	1.12%	0.84%	0.81%
Stockholders’ equity to total assets	10.99%	11.18%	11.56%	12.03%	12.08%
Efficiency ratio (2)	56.35%	55.94%	54.01%	57.88%	57.63%
Nonperforming assets to loans, net, and foreclosed assets	0.48%	0.52%	0.62%	0.60%	0.54%
Net charge-offs to average loans, net	0.05%	0.26%	0.10%	0.10%	0.78%
Allowance for loan losses to loans, net	1.26%	1.21%	1.24%	1.27%	1.17%
Interest-bearing assets yield (FTE) (3)	3.49%	3.73%	3.90%	4.25%	4.30%
Cost of funds	0.67%	0.76%	0.75%	1.01%	1.06%
Net interest spread (FTE) (3)	2.81%	2.97%	3.15%	3.24%	3.24%
Net interest margin (FTE) (3)	3.00%	3.19%	3.36%	3.50%	3.52%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Dec 31	Dec 31
Year Ended	2020	2019
Interest income:
Interest and fees on loans:
Taxable	$83,683	$82,488
Tax-exempt	3,736	4,309
Interest and dividends on investment securities:
Taxable	5,334	4,435
Tax-exempt	1,178	1,878
Dividends	97	84
Interest on interest-bearing deposits in other banks	31	65
Interest on federal funds sold	66	122
Total interest income	94,125	93,381
Interest expense:
Interest on deposits	11,739	14,995
Interest on short-term borrowings	848	1,642
Interest on long-term debt	702	1,231
Interest on subordinated debt	1,035
Total interest expense	14,324	17,868
Net interest income	79,801	75,513
Provision for loan losses	7,400	6,100
Net interest income after provision for loan losses	72,401	69,413
Noninterest income:
Service charges, fees, commissions	6,809	7,236
Merchant services income	824	973
Commissions and fees on fiduciary activities	2,125	2,087
Wealth management income	1,282	1,524
Mortgage banking income	1,595	600
Bank owned life insurance income	774	755
Interest rate swap revenue	2,321	1,790
Net gain (loss) on investment securities	(6)	132
Net gain on sale of investment securities available-for-sale	918	23
Total noninterest income	16,642	15,120
Noninterest expense:
Salaries and employee benefits expense	30,135	31,374
Net occupancy and equipment expense	12,840	11,911
Amortization of intangible assets	606	730
Other expenses	11,287	11,627
Total noninterest expense	54,868	55,642
Income before income taxes	34,175	28,891
Provision for income tax expense	4,821	3,155
Net income	$29,354	$25,736
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$8,779	$5,109
Reclassification adjustment for gains included in net income	(918)	(23)
Change in pension liability	(1,398)	639
Change in derivative fair value	315	441
Income tax related to other comprehensive income	1,424	1,295
Other comprehensive income, net of income taxes	5,354	4,871
Comprehensive income	$34,708	$30,607
Share and per share amounts:
Net income - basic	$4.02	$3.48
Net income - diluted	4.00	3.47
Cash dividends declared	$1.44	$1.37
Average common shares outstanding - basic	7,304,956	7,395,429
Average common shares outstanding - diluted	7,337,843	7,412,369

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2020	2020	2020	2020	2019
Interest income:
Interest and fees on loans:
Taxable	$20,705	$20,901	$21,160	$20,917	$20,804
Tax-exempt	888	876	941	1,031	1,035
Interest and dividends on investment securities available-for-sale:
Taxable	1,111	1,250	1,420	1,548	1,308
Tax-exempt	304	280	295	299	385
Dividends	26	23	25	23	24
Interest on interest-bearing deposits in other banks	4	4	5	24	15
Interest on federal funds sold	47	12	6		45
Total interest income	23,085	23,346	23,852	23,842	23,616
Interest expense:
Interest on deposits	2,614	2,758	2,864	3,503	3,905
Interest on short-term borrowings	91	82	102	573	151
Interest on long-term debt	127	139	231	205	308
Interest on subordinated debt	444	443	148
Total interest expense	3,276	3,422	3,345	4,281	4,364
Net interest income	19,809	19,924	20,507	19,561	19,252
Provision for loan losses	1,050	1,050	1,800	3,500	4,000
Net interest income after provision for loan losses	18,759	18,874	18,707	16,061	15,252
Noninterest income:
Service charges, fees, commissions	2,187	1,584	1,433	1,605	1,730
Merchant services income	101	137	472	114	136
Commissions and fees on fiduciary activities	551	575	493	506	519
Wealth management income	392	272	231	387	382
Mortgage banking income	658	488	312	137	143
Bank owned life insurance income	202	192	193	187	188
Interest rate swap revenue	374	1,228	249	470	646
Net gain (loss) on investment securities	76	2	39	(123)	126
Net gain on sale of investment securities available-for-sale	194	457		267
Total noninterest income	4,735	4,935	3,422	3,550	3,870
Noninterest expense:
Salaries and employee benefits expense	7,400	7,831	7,048	7,856	7,686
Net occupancy and equipment expense	3,588	3,131	3,042	3,079	3,104
Amortization of intangible assets	144	154	154	154	173
Other expenses	2,869	2,858	2,998	2,562	2,681
Total noninterest expense	14,001	13,974	13,242	13,651	13,644
Income before income taxes	9,493	9,835	8,887	5,960	5,478
Income tax expense	1,308	1,523	1,311	679	446
Net income	$8,185	$8,312	$7,576	$5,281	$5,032
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(305)	$(639)	$2,094	$7,629	$(102)
Reclassification adjustment for gains included in net income	(194)	(457)		(267)
Change in pension liability	(1,398)				639
Change in derivative fair value	(41)	(137)	(543)	1,036	(218)
Income tax related to other comprehensive income	(407)	(260)	326	1,765	67
Other comprehensive income, net of income taxes	(1,531)	(973)	1,225	6,633	252
Comprehensive income	$6,654	$7,339	$8,801	$11,914	$5,284
Share and per share amounts:
Net income - basic	$1.13	$1.14	$1.03	$0.72	$0.68
Net income - diluted	1.13	1.14	1.03	0.71	0.68
Cash dividends declared	$0.36	$0.36	$0.36	$0.36	$0.35
Average common shares outstanding - basic	7,222,810	7,277,189	7,341,636	7,379,438	7,388,488
Average common shares outstanding - diluted	7,257,874	7,312,253	7,376,700	7,405,703	7,410,899

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2020	2020	2020	2020	2019
Net interest income:
Interest income
Loans, net:
Taxable	$20,705	$20,901	$21,160	$20,917	$20,804
Tax-exempt	1,124	1,109	1,191	1,305	1,311
Total loans, net	21,829	22,010	22,351	22,222	22,115
Investments:
Taxable	1,137	1,273	1,445	1,571	1,332
Tax-exempt	385	354	374	378	487
Total investments	1,522	1,627	1,819	1,949	1,819
Interest on interest-bearing balances in other banks	4	4	5	24	15
Federal funds sold	47	12	6		45
Total interest income	23,402	23,653	24,181	24,195	23,994
Interest expense:
Deposits	2,614	2,758	2,864	3,503	3,905
Short-term borrowings	91	82	102	573	151
Long-term debt	127	139	231	205	308
Subordinated debt	444	443	148
Total interest expense	3,276	3,422	3,345	4,281	4,364
Net interest income	$20,126	$20,231	$20,836	$19,914	$19,630
Loans, net:
Taxable	3.98%	4.04%	4.19%	4.60%	4.67%
Tax-exempt	3.80%	3.70%	3.75%	3.88%	3.88%
Total loans, net	3.97%	4.02%	4.16%	4.55%	4.62%
Investments:
Taxable	2.03%	2.09%	2.24%	2.36%	2.29%
Tax-exempt	3.30%	3.56%	3.46%	3.10%	2.88%
Total investments	2.25%	2.30%	2.41%	2.48%	2.42%
Interest-bearing balances with banks	0.06%	0.08%	0.16%	1.17%	1.12%
Federal funds sold	0.10%	0.11%	0.14%		1.85%
Total interest-bearing assets	3.49%	3.73%	3.90%	4.25%	4.30%
Interest expense:
Deposits	0.57%	0.65%	0.72%	0.92%	1.00%
Short-term borrowings	0.72%	0.65%	0.44%	1.62%	2.00%
Long-term debt	2.70%	2.59%	1.13%	2.54%	2.52%
Subordinated debt	5.38%	5.37%	5.38%
Total interest-bearing liabilities	0.67%	0.76%	0.75%	1.01%	1.06%
Net interest spread	2.81%	2.97%	3.15%	3.24%	3.24%
Net interest margin	3.00%	3.19%	3.36%	3.50%	3.52%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2020	2020	2020	2020	2019
Assets:
Cash and due from banks	$29,287	$42,940	$27,146	$22,181	$26,943
Interest-bearing balances in other banks	15,905	20,972	14,788	13,146	4,210
Federal funds sold	183,000	102,300	10,000
Investment securities:
Available-for-sale	295,911	247,404	287,709	302,884	330,478
Equity investments carried at fair value	138	341	338	299	423
Held-to-maturity	7,225	7,297	7,401	7,520	7,656
Loans held for sale	837	2,161	1,939	270	986
Loans, net	2,177,982	2,188,463	2,181,909	2,023,155	1,938,240
Less: allowance for loan losses	27,344	26,584	26,957	25,686	22,677
Net loans	2,150,638	2,161,879	2,154,952	1,997,469	1,915,563
Premises and equipment, net	47,045	47,926	48,378	48,619	47,932
Accrued interest receivable	8,255	8,595	8,368	7,283	6,981
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	960	1,104	1,257	1,411	1,565
Other assets	81,231	99,373	74,778	79,320	69,220
Total assets	$2,883,802	$2,805,662	$2,700,424	$2,543,772	$2,475,327
Liabilities:
Deposits:
Noninterest-bearing	$622,475	$579,196	$575,206	$467,315	$463,238
Interest-bearing	1,814,638	1,777,688	1,634,918	1,542,680	1,508,251
Total deposits	2,437,113	2,356,884	2,210,124	2,009,995	1,971,489
Short-term borrowings	50,000	50,000	50,000	164,150	152,150
Long-term debt	14,769	20,269	60,938	32,250	32,733
Subordinated debt	33,000	33,000	33,000
Accrued interest payable	736	1,289	872	1,336	1,277
Other liabilities	31,307	30,597	33,446	29,978	18,668
Total liabilities	2,566,925	2,492,039	2,388,380	2,237,709	2,176,317
Stockholders’ equity:
Common stock	14,414	14,468	14,649	14,670	14,777
Capital surplus	129,291	130,038	133,002	133,159	135,251
Retained earnings	171,023	165,437	159,739	154,806	152,187
Accumulated other comprehensive gain (loss)	2,149	3,680	4,654	3,428	(3,205)
Total stockholders’ equity	316,877	313,623	312,044	306,063	299,010
Total liabilities and stockholders’ equity	$2,883,802	$2,805,662	$2,700,424	$2,543,772	$2,475,327

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Average quarterly balances	2020	2020	2020	2020	2019
Assets:
Loans, net:
Taxable	$2,068,600	$2,059,357	$2,032,852	$1,830,455	$1,766,373
Tax-exempt	117,650	119,202	127,624	135,260	134,040
Total loans, net	2,186,250	2,178,559	2,160,476	1,965,715	1,900,413
Investments:
Taxable	223,333	241,904	260,160	267,179	231,079
Tax-exempt	46,361	39,591	43,466	49,046	67,208
Total investments	269,694	281,495	303,626	316,225	298,287
Interest-bearing balances with banks	26,232	20,250	12,595	8,263	5,317
Federal funds sold	185,874	45,439	17,480		9,629
Total interest-bearing assets	2,668,050	2,525,743	2,494,177	2,290,203	2,213,646
Other assets	204,348	199,433	210,017	193,507	192,121
Total assets	$2,872,398	$2,725,176	$2,704,194	$2,483,710	$2,405,767
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,829,248	$1,690,440	$1,605,841	$1,524,265	$1,549,978
Noninterest-bearing	596,880	587,448	574,194	462,508	459,248
Total deposits	2,426,128	2,277,888	2,180,035	1,986,773	2,009,226
Short-term borrowings	50,000	50,038	93,447	142,121	30,018
Long-term debt	18,699	21,354	82,117	32,477	48,468
Subordinated debt	33,000	33,000	11,074
Other liabilities	28,946	30,454	28,798	21,096	19,452
Total liabilities	2,556,773	2,412,734	2,395,471	2,182,467	2,107,164
Stockholders’ equity	315,625	312,442	308,723	301,243	298,603
Total liabilities and stockholders’ equity	$2,872,398	$2,725,176	$2,704,194	$2,483,710	$2,405,767

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2020	2020	2020	2020	2019
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$9,799	$10,692	$12,214	$10,760	$9,699
Accruing loans past due 90 days or more	71	52	291	423	378
Foreclosed assets	632	649	964	903	450
Total nonperforming assets	$10,502	$11,393	$13,469	$12,086	$10,527

Three months ended
Allowance for loan losses:
Beginning balance	$26,584	$26,957	$25,686	$22,677	$22,392
Charge-offs	522	1,542	617	798	3,809
Recoveries	232	119	88	307	94
Provision for loan losses	1,050	1,050	1,800	3,500	4,000
Ending balance	$27,344	$26,584	$26,957	$25,686	$22,677

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2020	2020	2020	2020	2019
Core net income per share:
Net income GAAP	$8,185	$8,312	$7,576	$5,281	$5,032
Adjustments:
Less: gain on investment securities	(270)	(459)	(39)	(144)	(126)
Add: gain on investment securities tax adjustment	57	96	8	30	26
Net income Core	$7,972	$7,949	$7,545	$5,167	$4,932
Average common shares outstanding - basic	7,222,810	7,277,189	7,341,636	7,379,438	7,388,488
Core net income per share	$1.10	$1.09	$1.03	$0.70	$0.67
Tangible book value:
Total stockholders’ equity	$316,877	$313,623	$312,044	$306,063	$299,010
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	960	1,104	1,257	1,411	1,565
Total tangible stockholders’ equity	$252,547	$249,149	$247,417	$241,282	$234,075
Common shares outstanding	7,215,202	7,242,326	7,332,856	7,343,240	7,388,480
Tangible book value per share	$35.00	$34.40	$33.74	$32.86	$31.68
Core return on average stockholders’ equity:
Net income GAAP	$8,185	$8,312	$7,576	$5,281	$5,032
Adjustments:
Less: gain on investment securities	(270)	(459)	(39)	(144)	(126)
Add: gain on investment securities tax adjustment	57	96	8	30	26
Net income Core	$7,972	$7,949	$7,545	$5,167	$4,932
Average stockholders’ equity	$315,625	$312,442	$308,723	$301,243	$298,603
Core return on average stockholders’ equity	10.05%	10.12%	9.83%	6.90%	6.55%
Return on average tangible equity:
Net income GAAP	$8,185	$8,312	$7,576	$5,281	$5,032
Average stockholders’ equity	$315,625	$312,442	$308,723	$301,243	$298,603
Less: average intangibles	64,402	64,551	64,704	64,879	65,022
Average tangible stockholders’ equity	$251,223	$247,891	$244,019	$236,364	$233,581
Return on average tangible stockholders’ equity	12.96%	13.34%	12.49%	8.99%	8.55%
Core return on average tangible stockholders’ equity:
Net income GAAP	$8,185	$8,312	$7,576	$5,281	$5,032
Adjustments:
Less: gain on investment securities	(270)	(459)	(39)	(144)	(126)
Add: gain on investment securities tax adjustment	57	96	8	30	26
Net income Core	$7,972	$7,949	$7,545	$5,167	$4,932
Average stockholders’ equity	$315,625	$312,442	$308,723	$301,243	$298,603
Less: average intangibles	64,402	64,551	64,704	64,879	65,022
Average tangible stockholders’ equity	$251,223	$247,891	$244,019	$236,364	$233,581
Core return on average tangible stockholders’ equity	12.62%	12.76%	12.44%	8.79%	8.38%
Core return on average assets:
Net income GAAP	$8,185	$8,312	$7,576	$5,281	$5,032
Adjustments:
Less: (gain) loss on investment securities	(270)	(459)	(39)	(144)	(126)
Add: (gain) loss on investment securities tax adjustment	57	96	8	30	26
Net income Core	$7,972	$7,949	$7,545	$5,167	$4,932
Average assets	$2,872,398	$2,725,176	$2,704,194	$2,483,710	$2,405,767
Core return on average assets	1.10%	1.16%	1.12%	0.84%	0.81%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Dec 31	Dec 31
Year Ended	2020	2019
Core net income per share:
Net income (GAAP)	$29,354	$25,736
Adjustments:
Less: Gain on investment securities	(912)	(155)
Add: Gain on investment securities tax adjustment	192	33
Net income Core	$28,634	$25,614
Average basic common shares outstanding	7,304,956	7,395,429
Average diluted common shares outstanding	7,337,843	7,412,369
Core net income per share - basic	$3.92	$3.46
Core net income per share - diluted	$3.90	$3.46

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and twelve months ended December 31, 2020 and 2019:

Three months ended December 31	2020	2019
Interest income (GAAP)	$23,085	$23,616
Adjustment to FTE	317	377
Interest income adjusted to FTE (non-GAAP)	23,402	23,993
Interest expense	3,276	4,364
Net interest income adjusted to FTE (non-GAAP)	$20,126	$19,629

Twelve months ended December 31	2020	2019
Interest income (GAAP)	$94,125	$93,381
Adjustment to FTE	1,306	1,644
Interest income adjusted to FTE (non-GAAP)	95,431	95,025
Interest expense	14,324	17,868
Net interest income adjusted to FTE (non-GAAP)	$81,107	$77,157

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and twelve months ended December 31, 2020 and 2019:

Three months ended December 31	2020	2019
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$14,001	$13,644
Less: amortization of intangible assets expense	144	173
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	13,857	13,471

Net interest income (GAAP)	19,809	19,252
Plus: taxable equivalent adjustment	317	377
Noninterest income (GAAP)	4,735	3,870
Less: net gains on equity securities	76	126
Less: net gains on sale of securities	194
Net interest income (FTE) plus noninterest income (non-GAAP)	$24,591	$23,373

Efficiency ratio (non-GAAP)	56.35%	57.63%

Twelve months ended December 31	2020	2019
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$54,868	$55,642
Less: amortization of intangible assets expense	606	730
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	54,262	54,912

Net interest income (GAAP)	79,801	75,513
Plus: taxable equivalent adjustment	1,306	1,644
Noninterest income (GAAP)	16,642	15,120
Less: net gains (losses) on equity securities	(6)	132
Less: net gains on sale of investment securities	918	23
Net interest income (FTE) plus noninterest income (non-GAAP)	$96,837	$92,122

Efficiency ratio (non-GAAP)	56.03%	59.61%